Exhibit 10.46

OPERATIONS AND MAINTENANCE AGREEMENT

THIS OPERATIONS AND MAINTENANCE AGREEMENT (“Agreement”) is made as of November 30, 2006, by OpBiz, L.L.C., a Delaware limited liability company (“OpBiz”), and PH Fee Owner LLC, a Nevada limited liability company (“Fee Owner” and, together with OpBiz, individually or collectively as the context indicates, “Borrower”), each having its principal place of business at 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”).

RECITALS:

C.    This Agreement is being executed in connection with Lender’s making a loan to Borrower in the original principal amount of EIGHT HUNDRED TWENTY MILLION and No/100 Dollars ($820,000,000) (the “Loan”) pursuant to that certain Loan Agreement, dated the date hereof, by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).

D.    The Loan is evidenced by a Promissory Note (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) of even date herewith made by Borrower in favor of Lender, and is secured by, among other things, a  that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of the date hereof, made by Borrower to First American Title Insurance Company, a New York corporation, as trustee, for the benefit of Lender, as beneficiary (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”) of even date herewith granting Lender a first lien on the property more particularly set forth on Exhibit A attached hereto and known as The Planet Hollywood (Aladdin) Casino Resort (the “Property”).  Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

E.     As a condition of making the Loan, Lender has required Borrower to develop an operations and maintenance program for the Property.

NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

1.             Development and Implementation of Operations and Maintenance Program.  Borrower hereby covenants to prepare, or cause to be prepared, an operations and maintenance program (the “O&M Program”) for the Property which addresses any requirements of the environmental report prepared by Land of America Assessment, dated as of September 13, 2006 (the “Environmental Report”) and includes (a) testing for asbestos at the Property by an engineering firm licensed to conduct such testing and the preparation by such engineering firm of a report on the results of such testing and any recommendations for removal, encapsulation or other remediation with respect to any asbestos; (b) if recommended in the Environmental Report, a plan for the encapsulation, removal or other action with respect to asbestos at the Property; and (c) compliance with the requirements listed on Exhibit B attached hereto.  The O&M Program shall be subject to Lender’s approval and within forty-five (45) days of the date hereof Borrower shall provide Lender with evidence reasonably satisfactory to Lender that the O&M Program has been established and is in operation.

2.             Compliance with O&M Program.  Borrower hereby covenants and agrees that during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respect with the terms and conditions of the O&M Program.

3.             Default Under Note and Loan Agreement.  Borrower hereby acknowledges and agrees that if Borrower fails to comply in all material respects with the terms and conditions of the O&M Program, and such failure continues for a period of thirty (30) days after written notice thereof, such failure will constitute an Event of Default under the Loan Agreement.

4.             Successors and Assigns Bound.  This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of and may be enforced by Lender and it successors, transferees and assigns.  Borrower shall not assign any of its rights and obligations under this Agreement without the prior written consent of Lender, unless expressly permitted in the Loan Agreement.

5.             Applicable Law.  This Agreement shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

6.             Hazardous Materials Covenants of the Borrower.  Lender’s requirement that the Borrower develop and comply with the O&M Program shall not be deemed to constitute a waiver or a modification of any of the Borrower’s representations, covenants or agreements with respect to environmental matters set forth in the Loan Agreement, Security Instrument or any other Loan Document.

7.             Indemnification.  Borrower shall protect, indemnify, and hold harmless Lender and its successors and assigns, respective parents, subsidiaries and affiliates, their respective officers, directors, shareholders, members, managers, employees and agents, and their respective heirs, legal representatives, successors and assigns (collectively, the “Indemnitees” and, each, an “Indemnitee”), from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Lender by reason of Borrower’s failure to adopt, implement and carry out an O&M program as required under this Agreement.

8.             Survival of Obligations.  Each and all of the covenants and agreements and indemnities contained in this Agreement shall terminate upon sale or similar disposition of the Property by Borrower, other than to any of Borrower’s affiliates.  This Agreement is not intended to be, nor shall it be, secured by the Security Instrument, and it is not intended to secure payment of the Note.

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9.             Continuation of Obligations Under Other Loan Documents.  Nothing herein contained shall in any manner whatsoever alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations, to make payment all and to perform of its other obligations required pursuant to the Note, the Loan Agreement, the Security Instrument and the other Loan Documents.

10.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year first written above.

BORROWER:

OPBIZ, L.L.C.

By:
Name:
Title:

PH FEE OWNER LLC

By:
Name:
Title:

LENDER:

COLUMN FINANCIAL, INC.

By:
Name:
Title:

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EXHIBIT A

(Legal Description)

EXH. A-1

EXHIBIT B

The O&M Program with respect to asbestos is designed to clean up any existing contamination, minimize further releases of fibers, and monitor the condition of asbestos-containing materials until they are removed.  The O&M Program should follow the USEPA Guidance Document titled “Managing Asbestos in Place — A Building Owner’s Guide to Operations and Maintenance Programs for Asbestos-Containing Materials” (also known as the “Green Book”).  Specific requirements include the following:

A.                                   Adopt and implement on an on-going basis a program to properly inform all workers who are working on floor tiles and textured ceilings on the Property, as well as all tenants, maintenance staff, custodial workers, contract workers, building occupants or any other persons, of where any asbestos or potential asbestos containing material (“ACM”) is located on the Property, and why and how to avoid disturbing it.

B.                                     Conduct regular surveillance for asbestos and ACM on the Property and to note, assess and document any changes in its condition or characteristics.

C.                                     Institute and control a permit system with respect to all work to be performed on the Property in buildings where asbestos has been identified or is suspected, so as to control activities which might disturb asbestos.

D.                                    Adopt, implement and monitor for ongoing compliance work practices to avoid or minimize fiber release during activities affecting asbestos, including, but not limited to, work practices for cleaning the building and minimizing ACM disturbance during maintenance and renovation.

E.                                      Adopt a procedure for cleaning up asbestos fibers after a fiber release episode.

F.                                      Document all activities in accordance with standards generally applicable to well-run O&M Programs.

G.                                     Adopt, implement and monitor for compliance and effectiveness medical and respiratory protection programs, as necessary.

H.                                    Provide training programs for an asbestos program manager, as well as custodial and maintenance staff training, in accordance with customary standards and practices for well-run O&M Programs.

I.                                         Asbestos in the form of floor tile may be permitted to remain in place, provided the integrity of the material remains intact and undisturbed.  Any repairs, removal or disposal of those tiles must be performed by a licensed asbestos contractor.

EXH. B-1

J.                                        Adopt procedures for handling ACM and asbestos in accordance with local, state, and federal governmental requirements and industry practices.

K.                                    Adopt other procedures as recommended by the United States Environmental Protection Agency and industry, trade and insurance groups.

EXH. B-2